EXHIBIT 99.2  Press release issued March 24, 1998


AVITAR, INC. ANNOUNCES OFFICERS TO CONVERT DEBT TO EQUITY


CANTON, Mass.--March 24, 1998--Avitar, Inc. (Nasdaq SmallCap Market: AVIT) announced that its Chairman and President will convert approximately $400,000 of the debt which the Company owes them to equity. The equity will be in the form of restricted "144 stock."

Mr. Jay Leatherman, Vice President & Chief Financial Officer, commented, "This conversion by our senior officers will help strengthen our balance sheet by adding equity of $400,000 to our net tangible assets and will greatly reduce the debt service obligations of the Company. This action indicates the long-term commitment of the senior management and their optimism about Avitar's future."

Avitar, Inc. designs, develops, manufactures and markets healthcare products and services including a proprietary line of polyurethane wound care dressings and rapid diagnostic test products.

"Safe Harbor" statement under the Private Securities Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, as are detailed from time to time in the Company's fillings with the Securities and Exchange Commission.


CONTACT: Avitar, Inc.

Peter Phildius, Chairman of the Board    781/821-2440
Jay Leatherman, Chief  Financial Officer 781/821-2440